MASTER DISTRIBUTORSHIP AGREEMENT


     THIS MASTER DISTRIBUTORSHIP AGREEMENT (hereinafter called "Agreement") dated this 23rd day of January, 1996, between DERMA SCIENCES, INC. a corporation organized under the laws of the state of Colorado (hereinafter "DSI") and InnerQuest Sales, a corporation organized under the laws of the state of ________________ (hereinafter "IS").
     WHEREAS, DSI is engaged in the manufacture, sale and distribution of various proprietary and non-proprietary pharmaceutical products,
     WHEREAS, DSI desires to retain the services of D.M. as a distributor of its pharmaceutical products,
     WHEREAS, IS is skilled in the distribution of pharmaceutical products and desires to perform distribution services for the account of DSI,
     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound, hereby agree as follows:

                                    Article 1
                          Appointment and General Terms

     1.01 Appointment. DSI hereby appoints IS as a "Master Distributor" with respect to its pharmaceutical products, and IS hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

     1.02 Term. The term on this Agreement shall begin on the date hereof and end on December 31, 1998.

     1.03 Products. Pursuant to this Agreement, IS shall assume responsibility for the sale and marketing, within the Territory below defined, of such pharmaceutical and related products marketed by DSI as the parties shall, from time to time, mutually determine (hereinafter "Products"). Without limiting the generality of the foregoing, IS shall engage in the sale and distribution of those pharmaceutical and other products marketed by DSI as are enumerated in Exhibit A attached hereto.

     1.04 Territory. This Appointment shall be effective with respect to the territory described in Exhibit B attached hereto (hereinafter "Territory"). The Territory is exclusive and DSI warrants that it shall not sell any products to any third party in the Territory.

     1.05 Distributor's Rights and Duties. IS shall have the right and duty to market, sell and distribute the Products in accordance with sound marketing and sales practices and in accordance with the terms and conditions of this Agreement. IS shall sell and deliver the Products exclusively to dealers (resellers) who DSI and IS shall determine to satisfy the following standards (hereinafter "Authorized Dealer" or "Dealer"):

               (a) The Dealer stocks and actively markets reasonable quantities of the Products;
               (b) The Dealer employs sales personnel knowledgeable in the marketing, sale and use of the Products;
               (c) The Dealer possesses technical expertise relative to applications of the Products;
               (d) The Dealer provides, on a regular basis, pre-sale and post-sale support to end users of the Products;
               (e) All of the end users to whom the Dealer markets and sells the Products are located within the Territory;

[Those firms listed on Exhibit C hereto are Authorized Dealers.] - [Not Applicable] IS may, from time to time, approve additional firms as Authorized Dealers. Upon determination that such firms satisfy the criteria set forth above, such firms shall become Authorized Dealers for purposes of this Agreement. Likewise, DSI and IS may "deauthorize" any Authorized Dealer for failure to maintain the foregoing standards. Deauthorization of an Authorized Dealer is effective immediately upon notification thereof by either DSI or IS.

     1.06 Product Purchases. IS shall purchase Products from DSI at the rate, and in the amounts, set forth in Exhibit D hereto (the "Annual Purchase Quota"). Not later than the first day of October prior to the term of this Agreement, DSI and IS shall review the Annual Purchase Quota and endeavor mutually to agree on the Annual Purchase Quota for the following year. Upon failure of the parties to so agree, this Agreement, at the option of either party, shall terminate at a point to be negotiated.

     1.07 Product Prices. DSI's prices to IS relative to the Products are subject to change at any time subject to DSI's sole discretion. Price increases shall be effective with respect to Products shipped not earlier than thirty (30) days prior to notification to IS of such price increase(s). Price decreases shall be effective with respect to Products shipped on and after the date of such prices decrease(s). In no event shall the price charged by DSI to a national account located within the Territory be less than the published Dealer cost at the time of sale.

     1.08 Distributor's Marketing and Sales. IS shall maintain a program for the effective marketing, sale and delivery of the Products. Without limiting the generality of the foregoing, IS shall undertake the following:

         (a)  Sales Activities:

               (1) Maintain an effective and aggressive sales and service organization skilled in the marketing and sale of the Products and in the provision of advisory and support services relative to the Products to Authorized Dealers;
               (2)  Cooperate with DSI in the training of IS sales personnel;
               (3)  Cooperate  with  DSI  in  the  conduct  of  seminars  for IS
                    Dealers;
               (4)  Actively solicit Dealers for the Products;
               (5)  Cooperate  with DSI  relative to all matters  pertaining  to sales of the Products and post-sale support services;
               (6)  Conduct such other and further support  activities as may be necessary to effectuate the purposes of this Agreement.
               (7)  IS shall  not  market  any  products  which DSI  regards  as competitive  to any DSI  products.

         (b)  Authorized  Dealers Support:

                    (1) Where applicable, conduct in store merchandising activities;
                    (2) Where applicable, advise on display placement and arrangement;
                    (3)  Provide sales support;
                    (4) Encourage enrollment by Authorized Dealers in IS conducted seminars and programs;
                    (5) Distribute DSI's literature and technical data on a regular basis;
                    (6)  Provide technical support;
                    (7) Stock such quantities of the Products as reasonably required to meet delivery requirements of Authorized Dealers and end users;
                    (8) Conduct such other and further support activities as may be necessary to effectuate the purposes of this Agreement.

     1.09 Packaging and Shipping. DSI will determine, in its sole discretion, the packaging and routing of the Products purchased by IS.

     1.10 Risk of Loss and Title.  Risk of loss and title to all Products  shall
pass  to  IS  F.O.B.   DSI's  designated   shipping  facility  unless  otherwise
specifically agreed in writing by DSI.

     1.11 Distributor's Literature. IS shall deliver to DSI for its review and approval all printed materials to be used by IS in connection with the marketing or sale of the Products, including therein, without limitation, catalogs, advertising, brochures and price lists.

     1.12 DSI Support. DSI, in support of the activities of IS in furtherance of this Agreement, shall provide to IS, in such form and amounts as DSI shall determine, sales assistance, technical support, product seminars, product literature and samples.

                                    Article 2
                                National Accounts

     2.01 Establishment. DSI may at anytime, in its discretion, designate a given Authorized Dealer, a potential dealer, reseller, former Dealer, managed care account, cooperative, buying group, wholesaler, institution, government agency, end user or other entity, as a "National Account", providing that DSI has determined that any of the above accounts ships Products across IS's territorial boundaries. Prior to the above mentioned designation DSI will consult with each affected Master Distributor as to various aspects of the designation.

     2.02 Sales Administration. Sales administration relative to all National Accounts shall be effected exclusively by DSI and shall include:

                  (a)  Acceptance and processing of orders;
                  (b)  Tracking;
                  (c)  Warehousing;
                  (d)  Billing;
                  (e)  Commission payment;

     DSI shall require that all National Accounts provide it with timely information concerning the identity and location of the ultimate purchaser or end user of Products sold to such Accounts for use in computing the commission due to Master Distributor as provided in paragraph 2.03. All Sales by National Accounts to any Account within the Territory shall be credited toward the satisfaction by IS of its Annual Purchase Quota described in Exhibit D. The amount of such credit(s) shall be the number of cases of subject Products.

     2.03 Distributor's Commission. DSI shall pay to IS a commission on all sales made by DSI to D.M. at the rate of 10% of the sales price, exclusive of insurance costs, upon receipt of paid invoices from IS to DSI. In the event that DSI designates any account as a National Account, DSI shall pay to IS a commission on sales made by DSI to National Accounts of Products ultimately utilized in Master Distributor's Territory. The amount of this Commission shall be the difference between the sale price of the Products, exclusive of insurance costs, and the price thereof currently in effect for IS.

     2.04 Duties of Distributor. IS shall have those duties relative to National Accounts, and their distributees, as enumerated in paragraph 1.05, excepting therefrom the duties of DSI enumerated in paragraph 2.02.

     2.05 Distributor's Responsibilities Relative to National Accounts: IS shall be responsible to identify all National Accounts within the Territory as they are brought to IS attention, at which time IS must notify DSI of the situation. At that time, DSI will determine the Account's status.

                                    Article 3
                       Territorial Rights and Obligations

     3.01 Sales Out of Territory. IS shall not, without the prior written consent of DSI, (1) effect sales of the Products to dealers located outside the Territory, or (2) effect sales of the Products to dealers for resale to end users located outside the Territory.

     3.02 Distributor's Enforcement Obligations. In the event IS becomes aware of resales of the Products to end users located outside the Territory in violation of paragraph 3.01, IS shall utilize its best efforts to prevent such resales; provided, however, nothing contained herein shall be deemed to require IS to bring legal action against any dealer, reseller or other entity.

     3.03 Sales Into Territory. DSI shall utilize its best efforts to prevent sales by other distributors or dealers to end users located within the Territory; provided, however, nothing contained herein shall be deemed to require DSI to bring legal action against any dealer, reseller or other entity.

                                    Article 4
                                Events of Default

     4.01 Enumeration. Any one of the following acts or omissions on the part of IS shall constitute an Event of Default and shall justify the immediate termination of this Agreement by DSI "for cause":

          (a) Failure of IS to perform any of its obligations hereunder which failure shall continue for a period of thirty (30) days after notice thereof, and demand for cure, to IS from DSI;
          (b) Failure of IS to pay any invoice of DSI in accordance with its terms which failure shall continue for a period of fifteen (15) days after notice thereof, and demand for payment, to IS from DSI;
          (c) Filing by IS for protection under the Federal Bankruptcy Code or similar statute of any jurisdiction;
          (d) Admission by IS of its inability to pay its debts as they mature or the making by DSI of an assignment for the benefit of creditors;
          (e) Sale by DSI of substantially all of its assets outside the normal course of its business;
          (f) Change, or agreement to change, the ownership or control of DSI, to the extend of over 50% thereof, whether by sale of stock, merger, consolidation, liquidation or other means;
          (g) Sale by IS of any of the Products to a person or entity who has not been designated an Authorized Dealer in accordance with paragraph 1.05.
          (h) Publication or distribution by IS, regardless of means or extent, of proprietary information, trade secrets, confidential data, internal memoranda or like documents or information of DSI;
          (i) Publication or distribution by IS, regardless of means or extent, of information defamatory or harmful to the reputation or business interests of DSI;
          (j)  Failure  of  IS to  purchase  that  "Annual  Purchase  Quota"  of
               Products specified in Exhibit D, as from time to time amended.
          (k)  Failure  of IS to  notify  DSI of any  account  that is  shipping products outside of the Territory.

     4.02 Performance Excused. During the pendency of any act or omission of IS as enumerated above, DSI shall be relieved of any obligations imposed upon it under this Agreement.

                                    Article 5
                              Remedies and Damages

     5.01 Exclusive Remedy. In the event either DSI or IS breaches this Agreement, regardless of whether such breach is willful, and including therein the abrogation or cancellation of this Agreement prior to the expiration thereof, the breaching party shall immediately forfeit all rights to future benefits under this Agreement saving and excepting therefrom benefits to which the breaching party has theretofore become entitled. In the event of breach, the sole and exclusive remedy of the non-breaching party against the breaching party shall be to withhold further performance hereunder. Without limiting the foregoing, neither party shall be liable to the other party for monetary damages based upon any claim arising from the performance or non-performance of this Agreement or the breach of any warranty, express or implied, associated therewith, including therein damages for loss of opportunity or profits or any other special or consequential damages of whatsoever nature. Furthermore, in the event of breach, no equitable action shall lie by the non-breaching party against the breaching party including therein an action for specific performance.

     5.02 Independent Causes of Action Not Barred. Nothing contained in this Article shall preclude either party from bringing suit against the other for damages arising independently of the rights and obligations created by this Agreement.

                                    Article 6
                        Warranties, Defense and Indemnity

     6.01 Limited Nature of Warranties. DSI warrants that the Products, when properly utilized and applied in accordance with the directives furnished therewith, are safe and will not cause or contribute to sickness or injury to the users of the Product or associated medical personnel. DSI shall promptly replace any Product or Products which, in the opinion of DSI, are defective. The foregoing represents the sole warranties of DSI relative to the Products. DSI makes no other warranties with respect to the Products, or any of them, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     6.02 Duty to Indemnify and Defend. IS shall indemnify DSI and hold DSI harmless from and against, and shall defend DSI against, any and all claims and damages of every kind for injury or death to any person or persons and for damages to or loss of property arising out of or attributed, directly or indirectly, to the conduct, operations or performance of IS relative to the Products.

     6.03 DSI's Duty to Indemnify and Defend. DSI shall indemnify IS and hold IS harmless from and against, and shall defend IS against, any and all claims and damages of every kind arising out of any defects, failures or malfunctions of any of the Products, saving and excepting those caused by IS or otherwise arising out of or attributed, directly or indirectly, to the conduct, operations or performance of IS.

                                    Article 7
                                  Miscellaneous

     7.01 Independent Contractor Relationship. The relationship between DSI and IS created and contemplated hereby is that of independent contractors. Nothing contained herein shall be construed to create any other relationship, including therein employer-employee, agency, joint venture or partnership. Neither DSI nor IS shall have authority to act for or bind the other to any extent or in any manner whatsoever.

     7.02 No Waiver. Failure of DSI to insist upon strict performance of any term of this Agreement, or the waiver by DSI of any breach of this Agreement by IS, shall not constitute a waiver by DSI of the subsequent strict enforcement by DSI on any such term or terms.

     7.03 Written Notices. All written notices required hereunder shall be deemed delivered if delivered by hand or if mailed by United States certified mail, return receipt requested, postage pre-paid and addressed as follows or to such other address as maybe specified by notice by either party specifically referring to this paragraph:

                           To DSI:
                           Derma Sciences, Inc.
                           121 West Grace Street
                           Old Forge, PA 18518

                           To IS:

                           InnerQuest Sales
                           818 State Street
                           Lemont, IL  60439


     7.04 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania. Any and all actions to determine or enforce any rights or obligations created under this Agreement shall be initiated in the court of Common Pleas of Lackawanna County, Pennsylvania. The parties hereby irrevocably consent to the exclusive jurisdiction of the court of Common Pleas of Lackawanna County, Pennsylvania, relative to the adjudication of any and all disputes arising under this Agreement or any alleged breach thereof.

     7.05 Assignment. IS shall not assign any of its rights or obligations hereunder without the prior written consent of DSI which consent may be withheld in the sole and unfettered discretion of DSI.

     7.06 Entire Agreement. This Agreement sets forth the entire Agreement and understanding of the parties with respect to the subject matter treated herein and supersedes all prior and contemporaneous agreements, understandings, representations and warranties, whether oral or written, save that neither party shall be relieved hereby from making payment of any amounts due and owing under any agreement entered into prior to the date hereof. This Agreement may not be amended, modified or altered, nor may any of its provisions be waived, except by writing signed by the party against whom such amendment or modification is sought to be enforced.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized Presidents the day and year first hereinabove written.

DERMA SCIENCES, INC.                        INNERQUEST SALES

BY /s/ Don McHale                           BY /s/ James Hutchinson
       ----------                                  ----------------
       Don McHale                                  James Hutchinson
       Vice President,Sales & Marketing

                                    EXHIBIT A




1.       Dermagran Ointment (all sizes)

2.       Dermagran Spray (all sizes)

3.       Dermagran Wet Saline Dressing

4.       Dermagran Zinc-Saline Dressing

5.       Dermagran Hydrophilic Wound Dressing (all sizes)

6.       Wound Care Kits Containing Any Of
         The Above Products

7.       Dermagran Wound Cleanser with Zinc

                                    EXHIBIT B


                                    TERRITORY


States of:                 NEBRASKA

                           IOWA

                           MISSOURI

                           KANSAS

                           ILLINOIS

                           MICHIGAN

                           INDIANA

                           WISCONSIN

                           MINNESOTA

                           NORTH DAKOTA

                           SOUTH DAKOTA

                                    EXHIBIT C
                                [NOT APPLICABLE]



1.       ____________________                  16.      ____________________

2.       ____________________                  17.      ____________________

3.       ____________________                  18.      ____________________

4.       ____________________                  19.      ____________________

5.       ____________________                  20.      ____________________

6.       ____________________                  21.      ____________________

7.       ____________________                  22.      ____________________

8.       ____________________                  23.      ____________________

9.       ____________________                  24.      ____________________

10.      ____________________                  25.      ____________________

11.      ____________________                  26.      ____________________

12.      ____________________                  27.      ____________________

13.      ____________________                  28.      ____________________

14.      ____________________                  29.      ____________________

15.      ____________________                  30.      ____________________

                                    EXHIBIT D


Total Cases

         1996 - 350 cases a month/4,200 cases annually

         1997 - 500 cases a month/6,000 cases annually

         1998 - 650 cases a month/7,800 cases annually